EXHIBIT 10.3

CONTRACT WITH COAST GEOLOGICAL LTD.

This Agreement is made the twenty fourth day of April 2007

BETWEEN:
COAST MOUNTAIN GEOLOGICAL LTD. of P. O. Box 11604, 620-650 West Georgia Street, Vancouver, British Columbia V6B 4N9

(Hereinafter called the "Contractor")

OF THE FIRST PART

AND:
FIRST CORPORATION of 16 – 254 Midlake Boulevard, SW Calgary, Alberta T2X 3X6

(Hereinafter called the "Client")

OF THE SECOND PART

W H E R E A S:

A.

The Client is the owner or has an interest in the land/mineral claims described in Schedule "A" hereto (herein called the "Property");

B.

The Client requires the services of a contractor to perform the work and services outlined in outlined in Schedule "B" herein (herein called the "Work Program");

C.

The Contractor has agreed with the Client to undertake the Work Program on the terms and conditions herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSETH that the consideration of the covenants and agreements herein contained the parties hereto agree as follows:

 1.

Definitions:

(a)

“AGREEMENT” shall mean this Service Agreement between Coast Mountain and J. Pacific Gold Inc. dated 24 April 2007, as amended from time to time, including all attachments, exhibits, and schedules hereto.

(b)

“BUDGET” shall mean the estimated cost of the Work Program as outlined in Schedule “C”.

(c)

“EFFECTIVE DATE” shall be 24 April 2007 and shall mean the date this Agreement becomes effective.

(d)

“PERSONNEL’ shall mean Coast Mountain’s permanent and temporary employees, officers and subcontractors involved in the execution and performance of the present Service Agreement.

(e)

“PROPERTY” shall mean Red Lake Mining District, Ontario as specified in Schedule ‘A’ hereto.

(f)

“SERVICE FEE” shall mean fee incurred by the Contractor for personnel, equipment, and services provided or supplied with respect to the Work Program plus an administration fee of 15%.

(g)

“WORK PROGRAM” shall mean all of the services to be performed by Coast Mountain as designated in Schedule “B” as the work and services to be performed by the Contractor.

2.

Contractor's Services

(a)

The Contractor shall perform the work and provide the services with respect to the Work Program      as designated in the Budget as the work and services to be performed by the Contractor and, such additional work and services as may from time to time be mutually agreed to by the Contractor and the Client.

(b)

In the event that the Contractor is requested to perform any services or work which falls outside of the scope of the Work Program defined herein, it shall forthwith perform the same and the Client agrees to compensate the Contractor for such additional work and services performed.

(c)

The Contractor shall, in addition to the Work Program defined herein perform the following duties:

(i)

at the cost of the Client, apply for and maintain in full force and effect any and all governmental permits and approvals required for the lawful undertaking of the Work Program;

(ii)

comply with all terms and conditions applicable to the Client or the Work Program contained in any governmental permit or approval required or obtained for the lawful prosecution of the Work Program, or in any insurance policy affecting or covering the Work Program, or in any surety bond obtained in connection with the Work Program;

(iii)

furnishing such consultation and advice relating to the Work Program as may be reasonably requested from time to time by the Client;

(iv)

keeping the Client fully informed on a regular basis of the progress of the Work Program, including the preparation of such reports as are provided for herein or as may reasonably be requested by the Client and which are of a nature generally requested or expected of contractors on similar projects;

(d)

The Contractor shall prepare and distribute to the Client a  report on the progress of the Work Program every two weeks, which report shall include:

(i)

the cost incurred to date of the report for the Work Program;

(ii)

comparison of the costs of the Work Program contained in the budget with the actual costs of the Work Program to the date of the report;

(iii)

an estimate of any anticipated cost over-runs for any item contained in the Budget.

(e)

The Contractor shall hire and retain at the expense of the Contractor and as employees of the Contractor, and not as employees of the Client, such personnel as may be required to properly perform the Contractor's function hereunder.  The compensation, retention and performance of employees hired by the Contractor at its own expense shall be controlled exclusively by the Contractor, and the Contractor shall be responsible for complying with all laws and regulations affecting such employment, including the provision of any benefits or compensation requested by statute or contract.

3.

Budget

As soon as practicable after the Work Program has been determined, and in any event prior to commencement of the Work Program, the Contractor shall prepare and submit to the Client for its review and approval a budget for the Work Program (herein the "Budget") showing the estimated cost of the Work Program broken down by line item, including a reasonable allowance for contingencies and reserves.  The Contractor shall update the Budget as and when any material change occurs in the Work Program or in the assumptions of the items contained in the Budget.  The approval by the client of the Budget, including any amended Budget, shall constitute approval to the Contractor to make any expenditures described therein or actions reasonably necessary to carry out such budgeted expenditures.  The Contractor shall not proceed with any Work Program whether original or amended, until the Budget is approved by the Client. A draft budget is attached as Schedule “C” for the clients review.

4.

Compensation

(a)

As compensation for the services to be provided by the Contractor hereunder, the Client shall pay to the Contractor a "Service Fee" for the personnel, equipment and services provided or supplied with respect to the Work Program at the rates equal to the Contractor's charge out rates for such personnel, equipment and services as set forth in the Contract's “Charge Out

Rate Sheet” attached hereto as Schedule "B", plus a 15% administrative fee on all non-personnel items of expenditure. The Contractor shall prepare and deliver to the Client bi-monthly statements showing the amount of the Contractor's Service Fee for the preceding bi-monthly period and the Client shall cause the Contractor's Service to be paid within fifteen (15) days of the receipt of the said statement setting forth the Contractor's Service Fee.

(b)

Notwithstanding anything contained herein, the Client shall pay to the Contractor on account of the Service Fee to be paid to the Contractor in respect of personnel, equipment and services to be provided hereunder the sum of Twenty Thousand US Dollars (US$20,000), which sum shall be applied on account of the final statement of Service Fees to be rendered to the Client by the Contractor in respect of the Work Program.  In the event that the aforesaid sum paid by the Client to the Contractor shall exceed the amount of the Contractor's Service Fee, the Contractor shall refund the difference to the Client.

(c)  The payment of the aforesaid Service Fee shall constitute full and complete payment to the Contractor, and to all of its officers, employees, principals and subcontractors, for all personnel, equipment and services provided by the Contractor with respect to the Work Program at any time prior to or following the execution of this Agreement, except only for such additional fees and charges as shall be agreed to in writing by the Client and the Contractor.

                            (d) that the Client directs or instructs the Contractor to perform or furnish any services or work which falls outside the scope of the Work Program and/or the services to be provided herein, the Contractor shall be entitled to receive such additional compensation as shall be mutually agreed upon, or in the absence of such agreement as shall be reasonable and equitable under the circumstances.

5.

Duration and Termination

The initial term during which Coast Mountain shall be obligated to perform the work and services under the present agreement shall commence on the effective date and end upon final Completion of the Work Program.

Early Termination

This Agreement shall terminate and be at an end in the event that:

(a)

Termination by Mutual Agreement

The Parties may mutually agree to terminate this Agreement;

(b)

Termination for Contractor’s bankruptcy or insolvency

The Client shall have the right to terminate the present Agreement upon 30 (thirty) days written notice to the Contractor in the event the Contractor files a voluntary assignment in bankruptcy or is be adjudicated a bankrupt or insolvent, or files any petition seeking a reorganization arrangement, liquidation, dissolution or similar relief under any present or future law relating to bankruptcy, insolvency or other relief for debtors or shall seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of the Contractor, or of all or a substantial part of its assets;

(c)

Termination for non-performance of work and services by Contractor

(i)

In the event the Contractor fails to perform the Work Program in the manner or within the time required or commits or permits a breach of or default in any of its duties, liabilities or obligations hereunder and fails to fully cure or remedy such failure, breach or default within thirty (30) days after written notice specifying the nature of such failure, breach or default by the Contractor, or if such breach or default cannot be reasonably cured within the said thirty (30) days, fails to commence such cure or remedy within the said thirty (30) day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion, the Client shall have the right to terminate the Agreement upon 30 (thirty) days written notice to the Contractor. If the Contractor fails repeatedly to perform its obligations under this Agreement in a timely or satisfactory fashion and thereby materially interferes with the Client's schedule for completion of the Work

 Program; provided that the Client has previously notified the Contractor in writing of    one or more prior failures to perform in a timely or satisfactory fashion and the Contractor has failed to or could not correct such prior failure, and, in one or more subsequent instances, has failed to perform its obligations in a timely or satisfactory fashion, the Client shall have the right to terminate the Agreement upon 30 (thirty) days written notice to the Contractor.

(d)

Termination for non-payment of Service Fee by Client

In the event the Client fails to pay the Contractor's Service Fee from time to time as and when the Service Fee shall be due and payable, the Contractor shall have the right to terminate the Agreement upon 30 (thirty) days notice to the Client.

(e)

Termination for change in control

In the event of the Client disposing of all or any part of its interest in the Property prior to the completion of the Work Program by the Contractor without the prior consent of the Contractor, the Contractor shall have the right to terminate the Agreement upon 30 (thirty) days written notice.

(f)

Termination for non-approval for Amended Budget, Excessive, Unnecessary or Unreasonable Costs

The client shall have the right to terminate the Agreement upon 30 (thirty) days written notice in the event that:

(i)

the Client does not approve any amended Budget or Work Program submitted to it by the Contractor;

(ii)

the cost of carrying out the Work Program exceeds the Budget by an amount exceeding fifteen(15%) percent of the Budget;

(iii)

the contractor incurs costs which are unnecessary or unreasonable and not in accordance with prudent and generally accepted industry practices.

6.

Ownership of Information and Material

The Contractor shall, upon completion of the Work Program or any sooner termination of this Agreement, deliver to the Client all written data and information generated by or for the Client in connection with the Work Program, and all drawings, plans, books, records, contracts, agreements and all other data, information and documents in its possession relating to its services or the Work Program, and the Client shall have the right to use the same without further compensation to the Contractor.  The Contractor agrees, for itself and all personnel retained or employed by the Contractor in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information or data of the Client which came within the knowledge of the Contractor as a result of its services, except where (i) the Client specifically authorizes the Contractor to disclose any of the foregoing to others or such disclosure reasonably results from the performance of the Contractor's services hereunder, or (ii) such data or information shall have theretofore been made publicly available by parties other than the Contractor or any such persons.

7.

Insurance

The Contractor shall, while providing any services for or on behalf of the Client hereunder, maintain insurance coverage, which insurance coverage shall include general liability insurance covering claims for personal injury, including but not limited to bodily injury or property damage, occurring in or upon the Property.  Such insurance shall cover the Client and the Contractor, and shall include broad blanket contractual liability, broad form property damage and full form personal injury (including but not limited to bodily injury), covering the performance of all work or services at or from the Property by the Contractor.

8.

Licences

The Contractor shall, at its own expense, qualify to do business and obtain and maintain such licenses as may be required for the performance by the Contractor of its services.

9.

Indemnity

(a)

The Contractor hereby agrees to indemnify, defend and hold harmless the Client from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly, in whole or in part, out of the negligence or any willful act or omission of the Contractor, or any of its officers, directors, agents or employees in connection with this Agreement or the Contractor's services or work hereunder,  within the scope of its duties or authority hereunder.  The provisions of this paragraph shall survive the termination of this Agreement.

(b)

The Client hereby agrees to indemnify, defend and hold harmless the Contractor, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including reasonable legal fees), arising directly or indirectly in whole or in part, out of any action taken by the Contractor within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligent or willful act of the Contractor, its officers, directors, agents and employees.  The provisions of this paragraph shall survive the completion of the Contractor's services hereunder or any earlier termination of this Agreement.

10.

Independent Contractor

In performing its services hereunder, the Contractor shall be an independent contractor and not an employee or agent of the Client.

11.

Tax and Contributions

The Contractor assumes full and exclusive responsibility and liability for withholding and paying, as may be required by law, all federal and provincial taxes and contributions, with respect to, assessed against, or measured by the Contractor's earnings hereunder, or salaries or other contributions or benefits paid or made available to any person retained, employed or used by or for the Contractor in connection with its services, and any and all other taxes and contributions applicable to its services for which the Contractor may be responsible under any laws or regulations, and shall make all returns and/or reports required in connection with any and all such laws, regulations, taxes, contribution and benefits.

12.

Severability

Each provision of this Agreement is intended to be severable.  If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

13.

Legal Fees

In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable fees as fixed by the Court.

14.

Waiver - Consents

No consent or waiver, express or implied, by either party hereto or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or other obligations of such party hereunder.  Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.  The granting of any consent or approval in any one instance by or on behalf of any party hereto shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

15.

Governing Law

This Agreement is entered into in the Province of British Columbia and shall be governed by the laws thereof.

16.

Time of Essence

Subject to the provision of Paragraph 17, time is of the essence in the performance of this Agreement.

17.

Force Majeure

A delay in or failure of performance by either party hereto other than the payment of money, shall not constitute a default, nor shall the Client or the Contractor be held liable for loss or damage, if and to the extent that such delay, failure, loss or damage is caused by occurrences beyond the reasonable control of such party, and its agents, employees, contractors, subcontractors and consultants, including but not limited to Acts of God, expropriation or confiscation of facilities, compliance with any order or request of any governmental authority or person purporting to act therefore, acts of declared or undeclared war, weapon of war employing atomic fission or radioactive force, whether in the time of peace or war, public disorders, rebellion, sabotage, revolution, earthquake, floods, riots, strikes, labour or employment difficulties, delays in transportation, inability of a party to obtain necessary materials or equipment or permits due to existing or future laws, rules or regulations of governmental authorities, or any other causes, whether direct or indirect, and whether or not of the same class or kind as those specifically above named, not within the reasonable control of such party, or its agents, employees, contractors, subcontractors and consultants, and which by the exercise of reasonable diligence the said party is unable to prevent.  However, (i) the Contractor shall not be entitled to the benefits of this Paragraph 17 unless it gives prompt written notice to the Client of the existence of any event, occurrence or condition which it believes permits a delay in the performance of its obligations pursuant to this Paragraph 17, and (ii) no such event, occurrence or condition referred to in this Paragraph 17 shall prevent the parties  from terminating this Agreement pursuant to Paragraph 5.

18.

Assignment and Subcontracts

This Agreement is personal to the Contractor and the Contractor shall have no right, power, or authority to assign this Agreement, or any portion hereof or any monies due or to become due hereunder, or to delegate any duties or obligation arising hereunder, either voluntarily, involuntarily or by operation of law without the prior written approval of the Client.  The Contractor shall not have any right, power or authority to subcontract its services, or any portion thereof without the prior written approval of the Client.  Any approval by the Client of any subcontract of the Contractor's services or any part thereof shall not be construed to make the Client a party to such subcontract or to expose the Client to any claims or liabilities arising thereunder.  The Client shall have the right to assign this Agreement, but such assignment shall not discharge or release the Client from its duties and obligations to the Contractor in the event that the Client's assignee does not perform such duties and obligations.  Without waiver of the foregoing provisions, all of the rights, benefits, duties, liabilities, and obligations of the parties hereto shall inure to the benefit of and be binding upon their respective successors and assigns.

19.

Arbitration

(a)

Any and all disputes arising out of or in connection with the present Agreement shall be refereed to Arbitration, conducted in accordance with the provisions contained in Commercial Arbitration Act of British Columbia or any subsequent amendments, modifications or re-enactment thereof.

 (b)

The arbitration shall be conducted by three arbitrators selected by the parties. The place of Arbitration shall be Vancouver, British Columbia and the proceedings of the arbitration would be conducted in English.

(c)

The award rendered by the arbitrators in any such proceedings would be final and binding on the parties and may be entered in any court having jurisdiction thereof.

(d)

All fees and expenses of the arbitrators and all other expenses of the arbitration, except for legal fees, shall be shared equally by the parties to such arbitration.  Each party shall bear its own legal fees.

(c)

The arbitration clause shall be applicable to any dispute arising out of, incidental to or in connection with the present Agreement, even after the expiry of the present Agreement.

20.

Modification of Agreement

This Agreement constitutes the entire agreement between the parties hereto.  To be effective any modifications of this Agreement must be in writing and signed by the party to be charged thereby.

21.

Headings

The headings of the Paragraphs of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

22.

Interpretation

Whenever the content requires, all words used in the singular number shall be deemed to include the plural and vice versa, and each gender shall include any other gender.

23.

Notices

All notices, requests and communications required or permitted hereunder shall be in writing and shall be sufficiently given and deemed to have been received upon personal delivery or, if mailed, upon the first to occur of actual receipt of forty-eight (48) hours after being placed in a regularly maintained receptacle for the deposit of mail, postage prepaid, registered or certified mail, with return receipt requested, addressed to the above parties as follows:

CLIENT:

FIRST CORPORATION

16 – 254 Midlake Boulevard, SW Calgary, Alberta T2X 3X6

TELEPHONE NUMBER: 403-256-6730, FACSIMILE NUMBER:_403-256-3302

CONTRACTOR:

COAST MOUNTAIN GEOLOGICAL LTD.

P.O. Box 11604 Suite 620-650 West Georgia Street, Vancouver, B.C.  V6B 4N9

TELEPHONE NUMBER:(604) 681-0209, FACSIMILE NUMBER:(604) 687-4670

Notice of a change in address of one of the parties shall be given in writing to the other party as provided above, but shall be effective only upon actual receipt.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURES

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

WITNESS:

FIRST CORPORATION

/s/ Sheryl Cousineau

/s/ Todd Larsen

     Sheryl Cousineau, Secretary/Treasurer

     Todd Larsen, President and CEO

______________________________________

Print full name and address

WITNESS:

COAST MOUNTAIN GEOLOGICAL LTD.

_____________________________________                                /s/ Gary Schellenberg

     Gary Schellenberg, President

_____________________________________

_____________________________________

Print full name and address

SCHEDULE "A"

PROPERTY DESCRIPTION

Red Lake Mining District, Ontario

The KRL 3019642 and KRL 3019643 claims are located in the Red Lake Mining District in Northwest Ontario, southeast of the Red Lake gold mining camp. The claims are also situated at the southwest end of what is known as the Confederation Lakes Area.

SCHEDULE "B"

DESCRIPTION OF WORK AND SERVICES

TO BE PERFORMED BY CONTRACTOR AND CHARGES

Subject to weather conditions permitting, the Contractor shall, during the period between May 1, 2007 and May 30, 2007, perform services described in this schedule.

The Contractor shall perform a magnetic survey on the property as described in Schedule “A” herein.

In addition to the charge out rates below, all expenses incurred by Coast Mountain Geological Ltd. while performing such agreed services will be charged at cost plus 15%.

Charge-out rates:

Sr. Geophysical Tech:

US$500/day

Geophysical Tech:

US$400/day

Magnetometer Rental

Cost + 15%

SCHEDULE “C”

DRAFT BUDGET

Magnetic Survey on the KRL 3019642 and KRL 3019643 Claims

Duration:		May 1, 2007 to May 30, 2007

Personnel
Sr. Geophysical Tech.	11.00	Days	@	$ 500.00	$ 5,500.00
Geophysical Tech.	11.00	Days	@	$ 400.00	4,400.00
						$ 9,900.00

Rentals
Magnetometer						2,500.00

Expenses
Freight					$ 500.00
Transportation					1,000.00
Consumables					500.00
						2,000.00

Report Writing						3,500.00
		Subtotal				$ 17,900.00
		10% Contingency				1,790.00
		TOTAL				$ 19,690.00

		SAY				$ 20,000.00